UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2008

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1010 N. Central Avenue, Suite 201, Glendale, CA 91202
(Address of principal executive offices) (zip code)

(818) 507-4617
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2008, Suresh T. Nihalani was appointed as a director of Apollo Medical Holdings, Inc. (the “Company”). There is no family relationship between Mr. Nihalani and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. In connection with his appointment, the board of directors approved the issuance of up to 400,000 shares of the Company’s common stock to Mr. Nihalani. Such shares shall vest at a rate of 1/36th per month during Mr. Nihalani’s term as a director. In addition, Mr. Nihalani shall receive $1,000 for each meeting of the board of directors and $1,200 per day for any time Mr. Nihalani is required to travel out-of-town on behalf of the Company.

Mr. Nihalani served as President and Chief Executive Officer of Airtera Inc. from June 2007 through August 2008. Prior to joining Airtera, Mr. Nihalani served as President and Chief Executive Officer of ClearMesh Networks Inc. In addition, Mr. Nihalani served as President and Chief Executive Officer of Nevis Networks Inc. from October 2002 through April 2005. Mr. Nihalani is 56 years old.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: November 4, 2008	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion Title: Chief Executive Officer